
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENTS OF OPERATIONS OF GRC AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                              52
<SECURITIES>                                         0
<RECEIVABLES>                                       87
<ALLOWANCES>                                         5
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                           3,920
<DEPRECIATION>                                   1,775
<TOTAL-ASSETS>                                   3,121
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                          1,307<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                         756
<TOTAL-LIABILITY-AND-EQUITY>                     3,121
<SALES>                                              0
<TOTAL-REVENUES>                                   866<F3>
<CGS>                                                0
<TOTAL-COSTS>                                      257<F4>
<OTHER-EXPENSES>                                   260<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 109
<INCOME-PRETAX>                                    183
<INCOME-TAX>                                        71
<INCOME-CONTINUING>                                112
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       112
<EPS-BASIC>                                          0
<EPS-DILUTED>                                        0

<F1>Not applicable because GRC has an unclassified balance sheet.
<F2>This value consists of three components: Recourse Long-term debt of 1,159 million, Nonrecourse Long-term Debt of 66 million, and Capital Lease Obligations of 82 million. Short-term Debt is not included in this calculation.
<F3>Revenues exclude share of affiliates' earnings.
<F4>This value represents Operating Expenses on the Consolidated Statements of
Income.
<F5>This value consists of two components: the Provision for Depreciation and
Amortization of 143 million and operating lease expense of 117 million on the Consolidated Statements of Operations.

